FOR IMMEDIATE RELEASE

CONTACT:    Debbie Nalchajian-Cohen (559) 222-1322

CENTRAL VALLEY COMMUNITY BANK EXPANDS
EXECUTIVE LEADERSHIP TEAM

FRESNO, CALIFORNIA…February 25, 2019… James M. Ford, President and Chief Executive Officer of Central Valley Community Bank (“Bank”), is proud to name James Kim, Executive Vice President and Chief Operating Officer, and Teresa Gilio, Executive Vice President and Chief Administrative Officer.
“Central Valley Community Bank’s success is a testament to our entire leadership team who steadfastly adhere to our core values and mission to guide businesses and our communities to succeed and thrive,” said James M. Ford, President and Chief Executive Officer of Central Valley Community Bank and Central Valley Community Bancorp. “James and Teresa proudly live our values everyday as they lead their respective teams with innovative vision to ensure continued success of our nearly forty-year-old Bank.”
James Kim joined the Bank in 2018 as Executive Vice President and Chief Administrative Officer after spending over 15 years in financial and bank leadership serving in the positions of controller, chief operating officer, chief financial officer and chief executive officer in the Greater Sacramento region. A dedicated community steward, Kim also served on numerous nonprofit boards. He began his career working for a Big Six accountancy firm in Sacramento and has received his MBA and BS in Accountancy from California State University, Sacramento.
During his most recent executive role at Central Valley Community Bank as Executive Vice President and Chief Administrative Officer, he successfully reorganized the Central Operations, Core Management and Information Technology departments, advanced technology partnerships, consolidated and established new service departments, and mentored the team encouraging efficient and effective leadership. In his new position as Executive Vice President and Chief Operating Officer, Kim will oversee the Commercial and Community Banking divisions focusing on expanding both deposit and lending production as well as developing the next generation branch model for the Bank.

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Gilio succeeds James Kim as the new Executive Vice President and Chief Administrative Officer reporting to Jim Ford. She will manage Central Operations, Core Management, Loan Processing and Facilities teams, which also include Call Center, Application Security, and Fraud units.
Teresa Gilio joined the Bank in 2009 and has over 37 years of financial operations and management expertise. In her more recent position as Senior Vice President, Central Operations, Gilio strategically expanded the department implementing multiple platform conversions, developed innovative fraud detection processes and mentored an ever-growing call center to efficiently manage client needs. Among her other achievements she worked alongside the executive team to successfully complete three mergers, participated on industry R&D task forces for electronic banking innovations and has received the Circle of Elite award for her many Bank accomplishments. She actively supports the Fresno State Bulldog Foundation, Catholic Charities and the American Heart Association.
Prior to joining Central Valley Community Bank, Gilio served in leadership positions for three major financial institutions as branch manager, senior lender, and senior vice president and sales manager for a California statewide branch network overseeing small business lending. She began her career at one of the top three banks in Ontario, Canada and is a graduate from the management training program through the Bank of Nova Scotia.

About Central Valley Community Bank
Central Valley Community Bancorp trades on the NASDAQ stock exchange under the symbol CVCY. Central Valley Community Bank, headquartered in Fresno, California, was founded in 1979 and is the sole subsidiary of Central Valley Community Bancorp. Central Valley Community Bank operates full-service offices throughout California’s San Joaquin Valley and Greater Sacramento regions. Additionally, the Bank operates Commercial Real Estate Lending, SBA Lending and Agribusiness Lending Departments. Central Valley Investment Services are provided by Raymond James Financial, Inc.

Members of Central Valley Community Bancorp’s and the Bank’s Board of Directors are: Daniel J. Doyle (Chairman), Daniel N. Cunningham (Lead Independent Director), Edwin S. Darden, Jr., F. T. “Tommy” Elliott, IV, Robert J. Flautt, James M. Ford, Gary D. Gall, Steven D. McDonald, Louis C. McMurray, Karen Musson, and William S. Smittcamp. Sidney B. Cox is Director Emeritus.

More information about Central Valley Community Bancorp and Central Valley Community Bank can be found at www.cvcb.com. Also, visit Central Valley Community Bank on Twitter and Facebook.
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Photo attachment:

•	James Kim, Executive Vice President and Chief Operating Officer

•	Teresa Gilio, Executive Vice President and Chief Administrative Officer

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